As filed with the Securities and Exchange Commission on May 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERSONALIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-5411038
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

6600 Dumbarton Circle

Fremont, California 94555

(650) 752-1300

(Address of principal executive offices) (Zip code)

2020 Inducement Plan

(Full titles of the plans)

Christopher Hall

President and Chief Executive Officer

Personalis, Inc.

6600 Dumbarton Circle

Fremont, California 94555

(650) 752-1300

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Laura Berezin

Asa Henin

Allison Peth

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by Personalis, Inc. (the “Registrant”) for the purpose of registering 350,000 additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), under the Registrant’s 2020 Inducement Plan (the “Inducement Plan”) pursuant to approval of the Compensation Committee of the Registrant’s Board of Directors. These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the Inducement Plan is effective. The prior  registration statement that the Registrant filed with the Securities and Exchange Commission (the “Commission”) on May 7, 2020 (Registration No. 333-238080) relating to the Inducement Plan is incorporated by reference into this Registration Statement. This incorporation is made under General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a registration statement on Form S-8 relating to the Inducement Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act, and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”), filed with the Commission on February  23, 2023, including the information specifically incorporated by reference into the Annual Report from the Registrant’s Definitive Proxy Statement for the 2023 Annual Meeting of Stockholders, as filed with the Commission on April 5, 2023.

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Commission on May 3, 2023.

(c) The Registrant’s Current Reports on Form 8-K (File No. 001-38943) filed with the Commission on  January  18, 2023 and March 8, 2023.

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on June 17, 2019 (File No. 001-38943) under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to our Annual Report.

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items and other portions of documents that are furnished but not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the Commission) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

		Incorporation by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of Personalis, Inc.	8-K	001-38943	3.1	6/24/2019

4.2	Amended and Restated Bylaws of Personalis, Inc.	8-K	001-38943	3.1	10/31/2022

4.3	Form of common stock certificate of the Registrant.	S-1/A	333-231703	4.1	6/7/2019

5.1	Opinion of Cooley LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1	Personalis, Inc. 2020 Inducement Plan and forms of agreements thereunder.	S-8	333-238080	99.1	5/7/2020

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on May 15, 2023.

PERSONALIS, INC.

By:	/s/ Christopher Hall
Christopher Hall
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Hall and Aaron Tachibana, and each of them, as his or her true and lawful attorneys-in-fact and agents, with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Hall Christopher Hall	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2023

/s/ Aaron Tachibana Aaron Tachibana	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	May 15, 2023

/s/ Olivia K. Bloom Olivia K. Bloom	Director	May 15, 2023

/s/ A. Blaine Bowman A. Blaine Bowman	Director	May 15, 2023

/s/ Alan Colowick Alan Colowick, M.D.	Director	May 15, 2023

/s/ Karin Eastham Karin Eastham	Director	May 15, 2023

/s/ Kenneth Ludlum Kenneth Ludlum	Director	May 15, 2023

/s/ Woodrow A. Myers, Jr. Woodrow A. Myers, Jr., M.D.	Director	May 15, 2023

/s/ Lonnie Shoff Lonnie Shoff	Director	May 15, 2023

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